NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Third Quarter 2023 Results
Net Income of $678 million and Operating Income of $613 million
21.2% Net Income ROE and 19.2% Operating Income ROE
23.4%1 GWP2 Growth, Led by Record Reinsurance Growth of 32.7%1
86.5% Attritional Combined Ratio Improved 110 Basis Points Year-Over-Year

HAMILTON, Bermuda – (BUSINESS WIRE) – October 25, 2023 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its third quarter 2023 results.

Third Quarter 2023 Highlights
•Net Income of $678 million; Operating Income of $613 million driven by continued underwriting margin improvement and strong net investment income generation
•21.2% Net Income ROE and 19.2% Operating Income ROE; Total Shareholder Return of 24.5% annualized
•$4.4 billion in gross written premium with year-over-year growth of 23.4% in constant dollars as reported for the Group, 32.7% in constant dollars when adjusting for reinstatement premiums for Reinsurance and 3.5% in constant dollars for Insurance
•Combined ratios of 91.4% for the Group, 91.0% for Reinsurance and 92.6% for Insurance driven by improved pricing and lower catastrophe losses year-over-year
•Attritional combined ratios of 86.5% for the Group, 84.9% for Reinsurance and 91.0% for Insurance
•Pre-tax underwriting income of $301 million versus a pre-tax underwriting loss of $367 million in the prior year
•$170 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums, driven by a number of mid-sized events globally, versus $730 million in the prior year
•Net investment income improved to $406 million versus $151 million in the prior year third quarter, driven by strong fixed income and alternative investment returns
•Strong operating cashflow for the quarter of $1.4 billion, a company record, versus $1.1 billion in the third quarter 2022

Footnote 1 in header denotes constant currency figure.
Footnote 2 in header denotes gross written premium (“GWP”).

“Everest’s third quarter performance was excellent. We delivered outstanding returns including a near 20% operating return on equity and an annualized 25% total shareholder return,” said Everest President & CEO Juan C. Andrade. "We are leaning into the hard reinsurance market, where favorable conditions and the global flight to quality persist. As a lead market and preferred partner, we are well-positioned for the upcoming January renewals. We continue to expand our global reinsurance portfolio at significantly improved risk adjusted returns. In addition, our primary insurance business continues to generate strong and consistent underwriting income, with a significant year-over-year improvement. Supporting the strong underwriting performance of our two businesses, our high-quality investment portfolio continues to deliver outstanding returns, generating over $400 million in net investment income in the quarter, and over $1 billion year-to-date. We have significant momentum heading into the final quarter of the year, with strong tailwinds and exceptional talent powering our disciplined execution and industry-leading shareholder returns."

Summary of Third Quarter 2023 Net Income and Other Items
•Net Income of $678 million, equal to $15.63 per diluted share versus third quarter 2022 net loss of $319 million, equal to $(8.22) per diluted share
•Operating income of $613 million, equal to $14.14 per diluted share versus third quarter 2022 net operating loss of $205 million, equal to $(5.28) per diluted share
•GAAP combined ratio of 91.4%, including 5.0 points of catastrophe losses versus the third quarter 2022 figure of 112.0%, including 27.4 points of catastrophe losses

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for per share amounts and percentages	2023	2023	2022	2022
Everest Group
Net income (loss)	678	1,713	(319)	101
Operating income (loss) (1)	613	1,684	(205)	587

Net income (loss) per diluted common share	15.63	41.49	(8.22)	2.57
Net operating income (loss) per diluted common share	14.14	40.77	(5.28)	14.91

Net income (loss) return on average equity (annualized)	21.2%	19.7%	(12.9%)	1.4%
After-tax operating income (loss) return on average equity (annualized)	19.2%	19.3%	(8.3%)	8.0%
Notes
(1) Refer to the reconciliation of net income to net operating income found on page 6 of this press release

Shareholders' Equity and Book Value per Share	Q3	Year to Date	Q3	Year to Date
All values in USD millions except for per share amounts and percentages	2023	2023	2022	2022
Beginning shareholders' equity	10,902	8,441	8,853	10,139
Net income (loss)	678	1,713	(319)	101
Change - unrealized gains (losses) - Fixed inc. investments	(242)	(159)	(671)	(2,199)
Dividends to shareholders	(76)	(212)	(65)	(191)
Purchase of treasury shares	—	—	(58)	(60)
Public equity offering of shares	—	1,445	—	—
Other	(37)	(1)	(91)	(141)
Ending shareholders' equity	11,226	11,226	7,649	7,649

Common shares outstanding		43.4		39.2
Book value per common share outstanding		258.71		195.27
Less: Unrealized appreciation/depreciation of fixed maturity investments ("URAD")		(43.06)		(50.02)
Adjusted book value per common share outstanding excluding URAD		301.76		245.29

Change in BVPS adjusted for dividends		22.4%		(22.5)%
Total Shareholder Return ("TSR") - Annualized		24.5%		-1.0%
Common share dividends paid - last 12 months		6.70		6.40

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q3	Year to Date
Gross written premium	4,391	12,314	3,680	10,313	19.3%	19.4%
Net written premium	3,866	10,870	3,323	9,156	16.4%	18.7%

Loss ratio	63.9%	62.6%	85.5%	71.7%	(21.6) pts	(9.1) pts
Commission and brokerage ratio	21.4%	21.3%	20.9%	21.4%	0.5 pts	(0.1) pts
Other underwriting expenses	6.1%	6.3%	5.5%	5.7%	0.6 pts	0.6 pts
Combined ratio	91.4%	90.1%	112.0%	98.8%	(20.5) pts	(8.6) pts
Attritional combined ratio (1)	86.5%	86.9%	87.6%	87.4%	(1.1) pts	(0.5) pts

Pre-tax net catastrophe losses (2)	170	307	730	930
Pre-tax net Russia/Ukraine losses	—	—	—	45
Pre-tax net prior year reserve development	—	—	—	(2)
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses, CECL, and losses from the Russia/Ukraine war
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Reinsurance Segment – Quarterly Highlights
•Gross written premiums grew 32.7% on a constant dollar basis, when adjusting for reinstatement premiums, to approximately $3.2 billion, a new quarterly premium record for the segment. Growth was broad-based across geographies and lines.
•Growth was driven by 43.9% growth in Property Pro-Rata, 41.2% in Property Catastrophe XOL, 28.8% growth in Casualty XOL, and 19.9% growth in Casualty Pro-Rata, when adjusting for reinstatement premiums, as pricing increases and a flight to quality continue globally.
•Robust pricing momentum continued in the third quarter, with Cat pricing up over 30% with improved terms/conditions.
•Attritional loss ratio improved 160-basis points over last year to 57.5%, and the attritional combined ratio improved to 84.9% versus 86.8% a year ago.
•Pre-tax catastrophe losses fell to $160 million net of estimated recoveries and reinstatement premiums, from $620 million a year ago.

Underwriting information - Reinsurance segment	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q3	Year to Date
Gross written premium	3,219	8,622	2,551	6,938	26.2%	24.3%
Net written premium	3,008	8,101	2,460	6,664	22.3%	21.6%

Loss ratio	63.7%	61.9%	88.7%	72.8%	(25.0) pts	(10.9) pts
Commission and brokerage ratio	24.8%	24.8%	23.9%	24.5%	0.9 pts	0.3 pts
Other underwriting expenses	2.5%	2.6%	2.4%	2.4%	0.1 pts	0.2 pts
Combined ratio	91.0%	89.2%	115.0%	99.8%	(24.0) pts	(10.6) pts
Attritional combined ratio (1)	84.9%	85.1%	86.8%	86.3%	(1.9) pts	(1.2) pts

Pre-tax net catastrophe losses (2)	160	295	620	810
Pre-tax net Russia/Ukraine losses	—	—	—	45
Pre-tax net prior year reserve development	—	—	—	(2)
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses, CECL, and losses from the Russia/Ukraine war
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Insurance Segment – Quarterly Highlights
•Gross written premiums rose to $1.2 billion, a 3.5% increase year-over-year in constant dollars, driven by a diversified mix of property and specialty lines, partially offset by lower written premiums in monoline workers' compensation and financial lines.
•Strong underwriting profit of $66 million for the quarter, $196 million year-to-date.
•Pre-tax catastrophe losses were $10 million, net of estimated recoveries and reinstatement premiums, in the quarter versus $110 million in the prior year.
•Expense ratio of 28.2% with continued investment in systems, talent, and our global platform.
•Pricing continues to exceed loss trend.

Underwriting information - Insurance segment	Q3	Year to Date	Q3	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q3	Year to Date
Gross written premium	1,172	3,692	1,129	3,376	3.8%	9.4%
Net written premium	858	2,768	862	2,492	(0.4)%	11.1%

Loss ratio	64.4%	64.5%	76.8%	68.4%	(12.4) pts	(3.9) pts
Commission and brokerage ratio	11.5%	11.7%	12.7%	12.7%	(1.2) pts	(1.0) pts
Other underwriting expenses	16.7%	16.3%	14.0%	14.8%	2.7 pts	1.5 pts
Combined ratio	92.6%	92.6%	103.5%	95.9%	(10.9) pts	(3.3) pts
Attritional combined ratio (1)	91.0%	91.6%	89.8%	90.3%	1.2 pts	1.3 pts

Pre-tax net catastrophe losses (2)	10	12	110	120
Pre-tax net Russia/Ukraine losses	—	—	—	—
Pre-tax net prior year reserve development	—	—	—	1
Notes
(1) Attritional combined ratio excludes catastrophe losses, reinstatement premiums, prior year development, Covid-19 losses, CECL, and losses from the Russian/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Investments and Shareholders’ Equity as of September 30, 2023
•Total invested assets and cash of $34.6 billion versus $29.9 billion on December 31, 2022
•Shareholders’ equity of $11.2 billion vs. $8.4 billion on December 31, 2022, including $1.9 billion of unrealized net losses on AFS fixed maturity investments
•Shareholders’ equity excluding unrealized gains (losses) on AFS fixed maturity investments of $13.1 billion versus $10.1 billion on December 31, 2022
•Book value per share of $258.71 versus $215.54 at December 31, 2022
•Book value per share excluding unrealized gains (losses) on AFS fixed maturity investments of $301.76 versus $259.18 at December 31, 2022
•Common share dividends declared and paid in the quarter of $1.75 per share equal to $76 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on October 26, 2023. The call will be available on the Internet through the Company’s website at https://www.everestglobal.com/investor-relations.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.

Everest will host its 2023 Investor Day on Tuesday, November 14, 2023, from 9:30 am to 1:00 pm Eastern Time. A live, listen-only webcast will be available for interested parties at https://vimeo.com/webinars/events/17b74702-5109-4c76-b8d7-4ca9b583d8b6.
_______________________________________________
The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense) as the following reconciliation displays:

(Dollars in millions, except per share amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax operating income (loss)	$613	$14.14	$(205)	$(5.28)	$1,684	$40.77	$587	$14.91
After-tax net gains (losses) on investments	(27)	(0.61)	(102)	(2.63)	(17)	(0.40)	(415)	(10.53)
After-tax net foreign exchange income (expense)	91	2.10	(12)	(0.31)	46	1.12	(71)	(1.80)

Net income (loss)	$678	$15.63	$(319)	$(8.22)	$1,713	$41.49	$101	$2.57

(Some amounts may not reconcile due to rounding.)

Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,513	$3,067	$9,865	$8,775
Net investment income	406	151	1,023	620
Total net gains (losses) on investments	(31)	(129)	(21)	(519)
Other income (expense)	103	(16)	61	(71)
Total revenues	3,991	3,073	10,927	8,805

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,246	2,623	6,173	6,289
Commission, brokerage, taxes and fees	752	641	2,099	1,877
Other underwriting expenses	215	169	620	500
Corporate expenses	19	16	55	45
Interest, fees and bond issue cost amortization expense	34	25	99	74
Total claims and expenses	3,266	3,474	9,045	8,785

INCOME (LOSS) BEFORE TAXES	725	(401)	1,883	20
Income tax expense (benefit)	47	(82)	169	(81)

NET INCOME (LOSS)	$678	$(319)	$1,713	$101

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(257)	(712)	(180)	(2,260)
Reclassification adjustment for realized losses (gains) included in net income (loss)	15	41	21	61
Total URA(D) on securities arising during the period	(242)	(671)	(159)	(2,199)

Foreign currency translation adjustments	(47)	(101)	(17)	(163)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	1	1	2
Total benefit plan net gain (loss) for the period	—	1	1	2
Total other comprehensive income (loss), net of tax	(288)	(771)	(175)	(2,360)

COMPREHENSIVE INCOME (LOSS)	$390	$(1,090)	$1,538	$(2,259)

EARNINGS PER COMMON SHARE:
Basic	$15.63	$(8.22)	$41.49	$2.57
Diluted	$15.63	$(8.22)	$41.49	$2.57

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollar and share amounts in millions, except par value per share)	2023	2022
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2023, $27,305; 2022, $24,191, credit allowances: 2023, $(60); 2022, $(54))	$25,159	$22,236
Fixed maturities - held to maturity, at amortized cost
(fair value: 2023, $766; 2022, $821, net of credit allowances: 2023, $(8); 2022, $(9))	789	839
Equity securities, at fair value	166	281
Other invested assets	4,353	4,085
Short-term investments	2,403	1,032
Cash	1,765	1,398
Total investments and cash	34,635	29,872
Accrued investment income	298	217
Premiums receivable (net of credit allowances: 2023, $(36); 2022, $(29))	4,426	3,619
Reinsurance paid loss recoverables (net of credit allowances: 2023, $(25); 2022, $(23))	226	136
Reinsurance unpaid loss recoverables	2,196	2,105
Funds held by reinsureds	1,097	1,056
Deferred acquisition costs	1,156	962
Prepaid reinsurance premiums	756	610
Income tax asset, net	500	459
Other assets (net of credit allowances: 2023, $(8); 2022, $(5))	1,029	930
TOTAL ASSETS	$46,318	$39,966

LIABILITIES:
Reserve for losses and loss adjustment expenses	23,833	22,065
Future policy benefit reserve	27	29
Unearned premium reserve	6,295	5,147
Funds held under reinsurance treaties	28	13
Amounts due to reinsurers	795	567
Losses in course of payment	330	74
Senior notes	2,348	2,347
Long-term notes	218	218
Borrowings from FHLB	519	519
Accrued interest on debt and borrowings	41	19
Unsettled securities payable	200	1
Other liabilities	459	526
Total liabilities	35,092	31,526

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2023) 74.2 and (2022) 69.9
outstanding before treasury shares	1	1
Additional paid-in capital	3,762	2,302
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(272) at 2023 and $(250) at 2022	(2,171)	(1,996)
Treasury shares, at cost; 30.8 shares (2023) and 30.8 shares (2022)	(3,908)	(3,908)
Retained earnings	13,542	12,042
Total shareholders' equity	$11,226	$8,441
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$46,318	$39,966

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(Dollars in millions)	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,713	$101
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(812)	(405)
Decrease (increase) in funds held by reinsureds, net	(26)	(35)
Decrease (increase) in reinsurance recoverables	(186)	(662)
Decrease (increase) in income taxes	(18)	(249)
Decrease (increase) in prepaid reinsurance premiums	(153)	(194)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,768	3,117
Increase (decrease) in future policy benefit reserve	(2)	(2)
Increase (decrease) in unearned premiums	1,157	435
Increase (decrease) in amounts due to reinsurers	233	242
Increase (decrease) in losses in course of payment	258	(150)
Change in equity adjustments in limited partnerships	(124)	(126)
Distribution of limited partnership income	81	139
Change in other assets and liabilities, net	(375)	(134)
Non-cash compensation expense	37	35
Amortization of bond premium (accrual of bond discount)	(35)	49
Net (gains) losses on investments	21	519
Net cash provided by (used in) operating activities	3,536	2,680

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	1,686	2,171
Proceeds from fixed maturities sold - available for sale	468	1,177
Proceeds from fixed maturities matured/called/repaid - held to maturity	81	18
Proceeds from equity securities sold	126	1,030
Distributions from other invested assets	189	244
Cost of fixed maturities acquired - available for sale	(5,311)	(5,958)
Cost of fixed maturities acquired - held to maturity	(23)	(133)
Cost of equity securities acquired	(3)	(960)
Cost of other invested assets acquired	(422)	(455)
Net change in short-term investments	(1,338)	568
Net change in unsettled securities transactions	202	102
Net cash provided by (used in) investing activities	(4,346)	(2,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(22)	(16)
Proceeds from public offering of common shares	1,445	—
Purchase of treasury shares	—	(60)
Dividends paid to shareholders	(212)	(191)
Cost of debt repurchase	—	(6)
Cost of shares withheld on settlements of share-based compensation awards	(22)	(19)
Net cash provided by (used in) financing activities	1,188	(292)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(12)	46

Net increase (decrease) in cash	367	238
Cash, beginning of period	1,398	1,441
Cash, end of period	$1,765	$1,679

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$185	$167
Interest paid	75	51

NON-CASH TRANSACTIONS:
Reclassification of specific investments from fixed maturity securities, available for sale at fair value
to fixed maturity securities, held to maturity at amortized cost net of credit allowances	$—	$722